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                                                                  EXECUTION COPY

EXHIBIT 10.29

                         SUPPLY AND SUBLICENSE AGREEMENT

      THIS SUPPLY AND SUBLICENSE AGREEMENT is made as of the 1st day of March, 2004 (the "EFFECTIVE DATE"), by and between VERMONT PURE HOLDINGS, LTD., a Delaware corporation ("VERMONT PURE") and MICROPACK CORPORATION, a Delaware corporation ("PURCHASER").

                                   BACKGROUND

      A. Pursuant to an Amended and Restated Spring Water License and Supply Agreement dated April 13, 1999, as amended by that certain Addendum to Amended and Restated Spring Water License and Supply Agreement and Acknowledgement dated December 15, 1999 (together, the "SUPPLY AGREEMENT"), Vermont Pure is entitled to purchase up to Five Million (5,000,000) gallons (the "ALLOCATION") of spring water per month (the "WATER") from Pristine Mountain Springs of Vermont, Inc. ("PMSV"), drawn from property which is owned by PMSV in Stockbridge, Vermont (the "PROPERTY"). The Supply Agreement includes a license in favor of Vermont Pure to access the Property to take and purchase the Water in accordance with the terms of the Supply Agreement. A true, correct and complete copy of the Supply Agreement is attached hereto and made a part hereof as Exhibit "A".

      B. Vermont Pure desires to sell to Purchaser fifty percent (50%) of the Allocation and sublicense to Purchaser a right to access the Property, and Purchaser desires to purchase fifty percent (50%) of Vermont Pure's Allocation and accept the sublicense for access, subject to the terms and conditions of this Agreement.

                                      TERMS

      NOW, THEREFORE, for and in consideration of the foregoing Background and the mutual covenants, promises, conditions and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

      1. DEFINITIONS. Those capitalized terms not defined herein shall have the same meanings ascribed to them in the Supply Agreement.

      2. PURCHASE AND SALE/SUBLICENSE. (a) Vermont Pure shall sell to Purchaser and Purchaser shall purchase from Vermont Pure, on an equal priority basis with Vermont Pure, up to fifty percent (50%) of Vermont Pure's Allocation (i.e., 2,500,000 gallons of Water per month), pursuant to the terms and conditions set forth herein. By equal priority, this paragraph means that Purchaser and Vermont Pure shall have an equal right, subject to the rights of Verde Mont Springs and/or Mr. Ronald Colton, as successor to Amsource under the Supply Agreement, and superior to any other party claiming by or through Vermont Pure, to purchase in the aggregate the Allocation of Water from the Property. Any shortfall in the Allocation shall be borne equally between Vermont Pure and Purchaser. Any priority right to Water from the Property expires if unused at the end of the calendar month.
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            (b) Subject to the terms and conditions of the Supply Agreement,
Vermont Pure sublicenses its right to enter the Property to Purchaser, in common with Vermont Pure, to take and purchase Water in accordance with the terms of this Agreement.

      3. TERM. The term of this Agreement shall commence on the date hereof and continue through December 31, 2023 ("TERM"), unless sooner terminated as hereinafter provided.

      4. FEE.

            (a) Until December 31, 2009, Purchaser shall pay to Vermont Pure a fee, F.O.B. at the spring site, (a "FEE") for the Water drawn from the Property by Purchaser as follows:

                  (i) During each calendar year, one and one-half cents ($0.015) per gallon of Water for gallons 1-3,000,000; and

                  (ii) One cent ($0.01) per gallon of Water for gallons 3,000,001-10,000,000; and

                  (iii) During each calendar year, eight tenths of a cent ($0.008) per gallon of Water for gallons 10,000,001 or more.

            (b) The price paid by either party for the water drawn shall be the price then in effect in accordance with the volume pricing as set forth in paragraph 4(a) herein.

            (c) After December 31, 2009, the Fee shall be equal to the per gallon Base Sales Price charged to Vermont Pure pursuant to Section 3 of the Supply Agreement.

            (d) Purchaser shall pay to Vermont Pure the Fee for the Water drawn from the Property within thirty (30) days of receipt of an invoice from Vermont Pure, without abatement, set-off or deduction whatsoever.

            (e) Notwithstanding anything to the contrary set forth herein, or in the Supply Agreement, in the event Purchaser shall determine that it needs more that Five Hundred Thousand (500,000) gallons per month for the months of September through May or One Million (1,000,000) gallons per month for the months of June, July, and August in any year during the Term, then Purchaser shall notify Vermont Pure in writing at least fourteen (14) days prior to such month of intended use the amount of such excess (an "EXCESS REQUIREMENT REQUEST"). In the event Purchaser shall not use the full amounts specified in each Excess Requirement Request, and Vermont Pure shall become obligated to pay the cost of any Excess Requirement Request to PMSV, then Purchaser shall pay upon demand all amounts that Vermont Pure shall become obligated to pay to PMSV on account of any Excess Requirement Request; provided, however, that if Vermont Pure uses any of the amount of such Excess Requirement Request not used by Purchaser, then the amount which Purchaser is obligated to pay Vermont Pure with respect to such Excess Requirement Request shall be reduced by the price of Water constituting the amount of the Excess Requirement Request sold by Vermont Pure.
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            (f) Vermont Pure and Purchaser shall share equally any and all expenses incurred in connection with the testing of the Water at the Property.

            (g) Notwithstanding paragraph 4(a) above, Purchaser may pay Fees directly to Colton in lieu of paying Fees to Vermont Pure.

      5. APPLICATION OF SUPPLY AGREEMENT.

            (a) This Agreement is expressly subject and subordinate to all of the terms and conditions of the Supply Agreement attached hereto and made a part hereof as Exhibit "A". The following terms, provisions and covenants contained in the Supply Agreement are incorporated herein by reference (except that references to AMSO shall be deemed to be Purchaser and references to PMSV shall be deemed to be PMSV and Vermont Pure for purposes of this Section 5(a)) and shall be binding on Purchaser and Purchaser's permitted successors and assigns:
(i) the last sentence of Section 4 of the Supply Agreement; (ii) Sections 6-7, 9 (other than 9(b)), 12 and 14 of the Supply Agreement. Purchaser acknowledges that any default by it under this Agreement may constitute a default by Vermont Pure under the Supply Agreement, and that Purchaser's liability to Vermont Pure shall include, but shall not be limited to, any direct and indirect damages or liabilities incurred by Vermont Pure resulting from Purchaser's default hereof and Vermont Pure's resulting default under the Supply Agreement. Vermont Pure acknowledges and agrees that Purchaser is an intended third party beneficiary of the Supply Agreement and that Purchaser shall have all of the rights of Vermont Pure to enforce the terms of the Supply Agreement against PMSV, to the extent necessary to obtain the Water and enforce all other rights granted to it by this Agreement.

            (b) Notwithstanding anything to the contrary in this Agreement, if Vermont Pure shall renew the Supply Agreement, Vermont Pure shall give timely notice to Purchaser together with Vermont Pure's offer to renew the terms of this Agreement upon substantially the same terms as are contained in this Agreement (giving a corresponding change to the Fee payable in Section 4 above with any change in the Base Sales Price).

            (c) Vermont Pure shall not be liable to Purchaser for any default or failure on behalf of PMSV under the Supply Agreement or the performance or non-performance by PMSV of any of its covenants and obligations under the Supply Agreement. In the event of a default or failure on behalf of PMSV under the Supply Agreement or the performance or non-performance by PMSV of any of its covenants and obligations under the Supply Agreement, Vermont Pure shall enforce its rights under the Supply Agreement for the benefit of Purchaser and shall cooperate fully with Purchaser in the event that it seeks to enforce any of its rights hereunder as a third party beneficiary under the Supply Agreement.

      6. TRANSFER. Purchaser shall be entitled to assign, sublet, sublicense, mortgage, pledge, hypothecate or otherwise transfer its rights and obligations under this Agreement to any other person or entity. Notwithstanding anything in this Agreement to the contrary, Vermont Pure may, without consent of Purchaser, collaterally assign all or any part of this Agreement or its rights or obligations hereunder to any or its lenders.
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      7. DEFAULT OF PURCHASER AND REMEDIES OF VERMONT PURE. If Purchaser shall at any time be in default in the payment of any portion of the Fee or of any other sum required to be paid by Purchaser under this Agreement, or in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Agreement or the Supply Agreement applicable to Purchaser, or if Purchaser breaches or otherwise causes Vermont Pure to commit a default under the Supply Agreement, then and in addition to any other rights or remedies Vermont Pure may have under this Agreement and at law and in equity, Vermont Pure shall have the following rights:

            (a) Vermont Pure shall have the right to terminate this Agreement by sixty (60) days written notice to Purchaser, and Vermont Pure shall have the same rights and remedies against Purchaser for default of this Agreement as Colton or PMSV would have against Vermont Pure under the Supply Agreement.

            (b) No waiver by Vermont Pure of any breach by Purchaser of any of Purchaser's obligations, agreements or covenants herein shall be a waiver of any subsequent breach of any obligations, agreements or covenants, nor shall any forbearance by Vermont Pure to seek a remedy for any breach by Purchaser be a waiver by Vermont Pure of any rights and remedies with respect to such or any subsequent breach.

            (c) If Purchaser shall be in default in the performance of any of its obligations hereunder, Vermont Pure may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Purchaser. In such event, Purchaser shall reimburse Vermont Pure upon demand, for any direct, actual and reasonable costs incurred by Vermont Pure in curing said defaults, including, without limitation, reasonable attorneys' fees from the date Vermont Pure incurs such costs, along with interest from the date Vermont Pure cures any such default until the date such sum is paid, at the rate of twelve (12%) percent per annum.

      8. DEFAULT OF VERMONT PURE AND REMEDIES OF PURCHASER. If Vermont Pure shall at any time be in default in the performance of or compliance with any of the terms, covenants, conditions or provisions of this Agreement or the Supply Agreement benefiting Purchaser, or if Vermont Pure breaches any term of the Supply Agreement benefiting Purchaser, then and in addition to any other rights or remedies Purchaser may have under this Agreement and at law and in equity, Purchaser shall have the following rights:

            (a) Purchaser shall have the right to terminate this Agreement by sixty (60) days written notice to Purchaser, and Purchaser shall have the same rights and remedies against Vermont Pure for default of this Agreement as Colton or PMSV would have against Vermont Pure under the Supply Agreement; and

            (b) No waiver by Purchaser of any breach by Vermont Pure of any of Vermont Pure's obligations, agreements or covenants herein shall be a waiver of any subsequent breach of any obligations, agreements or covenants, nor shall any forbearance by Purchaser to seek a remedy for any breach by Vermont Pure be a waiver by Purchaser of any rights and remedies with respect to such or any subsequent breach;
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      9. INDEMNIFICATION.

            (a) Purchaser agrees to indemnify, defend and save Vermont Pure and PMSV, and their respective officers, directors, partners, shareholder, employees and agents harmless from and against any and all claims by or on behalf of any persons, firms or other entities, arising from the rights granted to Purchaser under this Agreement and the obligations assumed by Purchaser hereunder or from any thing whatsoever done or not done in and on the Property or the Water by Purchaser or any of its agents, contractors, servants or employees, or arising from any breach or default on the part of Purchaser in the performance of any covenant or agreement on the part of Purchaser to be performed pursuant to the terms of this Agreement, or under the law, or arising from any act, omission, neglect or negligence of Purchaser, or any of its agents, contractors, servants or employees, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys

            (b) Vermont Pure agrees to indemnify, defend and save Purchaser, and its respective officers, directors, partners, shareholder, employees and agents harmless from and against any and all claims by or on behalf of any persons, firms or other entities, arising from this Agreement and the obligations of Vermont Pure hereunder and the Supply Agreement or from any thing whatsoever done or not done in and on the Property or the Water by Vermont Pure or any of its agents, contractors, servants or employees, or arising from any breach or default on the part of Vermont Pure in the performance of any covenant or agreement on the part of Vermont Pure to be performed pursuant to the terms of this Agreement or the Supply Agreement, or under the law, or arising from any act, omission, neglect or negligence of Vermont Pure, or any of its agents, contractors, servants or employees, and from and against all costs, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon (including, without limitation, the reasonable fees of attorneys).

      10. NOTICES. All notices or other communications under this Agreement shall be in writing and shall be considered given when delivered by facsimile (with a copy by any other means for notice permitted by this Section (9)) or one day after being sent by a nationally recognized overnight courier or three (3) days after being mailed by certified mail, return receipt requested, to the address or facsimile number for the receiving party as set forth below (or to such other address or facsimile number as the receiving party may have specified by notice to the other):

        If to Vermont Pure:  Vermont Pure Holdings, Ltd.
                             1050 Buckingham Street
                             Watertown, CT 06795-1600
                             Attention: Mr. Timothy G. Fallon
                             Chairman and Chief Executive Officer
                             Fascimile: (860) 945-0661

        With a copy to:      Cozen O'Connor
                             1900 Market Street
                             Philadelphia, Pennsylvania 19103
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                             Facsimile: 215.665.2013
                             Attention: Kevin F. Berry, Esquire

        If to Purchaser:     MicroPack Corporation
                             5 Commonwealth Road, Suite 3A
                             Natick, MA 01760
                             Facsimile: (508) 647-1092
                             Attention: James Morgan, President/CEO

        with a copy to:      Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                             One Financial Center
                             Boston, MA 02111
                             Facsimile (617) 542-2241
                             Attention: Mary-Laura Greely, Esquire

      11. ENTIRE AGREEMENT. This Agreement and all exhibits hereto and thereto contains the entire agreement between the parties hereto and there are no collateral agreements or understandings. This Agreement shall not be modified in any manner except by an instrument in writing executed by both Vermont Pure and Purchaser.

      12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      13. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Vermont.

      14. TIME. Time is of the essence in this Agreement and with regard to all provisions herein contained.

      15. SEVERABILITY. If any provision hereof shall be found to be illegal, void or unenforceable, this Agreement shall be construed as if said provisions were not herein contained, so as to give full force and effect, as nearly as possible, to the original intent of the parties hereto.

      16. SUBMISSION OF SUBLICENSE TO PURCHASER. The submission by Vermont Pure to Purchaser of this Agreement shall have no binding force or effect, nor confer any rights or impose any obligations upon either party until the execution thereof by Vermont Pure and the delivery of an executed original copy of this Agreement to Purchaser.

      17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same agreement.

      18. SHORT-FORM AGREEMENT NOT TO BE RECORDED. The parties expressly agree that a short-form of this Agreement shall not be recorded.
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      IN WITNESS WHEREOF, the parties have executed this Sublicense as of the date and year first above written.


                                       VERMONT PURE:

                                       VERMONT PURE HOLDINGS, LTD., a Delaware
                                       corporation

                                                By: /s/ Timothy G. Fallon
                                                    ----------------------------
                                                Name:  Timothy G. Fallon
                                                Title: Chairman and CEO


                                       PURCHASER:

                                       MICROPACK CORPORATION, a Delaware
                                       corporation

                                                By: /s/ James M. Morgan
                                                    ----------------------------
                                                Name:  James M. Morgan
                                                Title: President/CEO

        Signature Page to the Supply and Sublicense Agreement, March 2004
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                                   EXHIBIT "A"

                                SUPPLY AGREEMENT